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                                                                       EXHIBIT 5


                        PINNACLE OIL INTERNATIONAL, INC.
                            Suite 750, Phoenix Place
                              840 7th Avenue S.W.
                        Calgary, Alberta, Canada T2P 3G2
                                 (403) 264-7020

October ___, 1999

Board of Directors
Pinnacle Oil International, Inc.
Suite 750, Phoenix Place
840 7th Avenue S.W.
Calgary, Alberta, Canada T2P 3G2

Re: Registration Statement On Form S-8 For Shares issuable under (1) Directors' Options, (2) 1997 Pinnacle Oil International, Inc. Stock Plan And Grants To Date Thereunder, And (3) 1999 Pinnacle Oil International, Inc. Executive Stock Option Plan And Grants To Date Thereunder

Ladies and Gentlemen:

As general counsel for Pinnacle Oil International, Inc. ("Pinnacle"), I have acted as securities counsel for Pinnacle in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the United States Securities Act of 1993, as amended (the "Securities Act"), and the Rules and Regulations of the United States Securities and Exchange Commission (the promulgated thereunder, to be filed with the Securities and Exchange Commission on or about October ___, 1999, in connection with the registration of an aggregate of 1,940,000 shares of Pinnacle's common stock, par value $0.001 per share (the "Shares") issuable to certain eligible employees, officers and directors of Pinnacle, and certain consultants and advisors to Pinnacle, under certain Pinnacle employee benefit plans (collectively, the "Plans"), as follows:

1. 135,000 Shares (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which Pinnacle has reserved for issuance upon exercise of free-standing written stock options previously granted to certain of its or its subsidiaries' current or former directors, namely, Messrs. George Liszicasz, R. Dirk Stinson, Lorne W. Carson, Clive Boulton and Andrew F. Pollet (the "Directors' Options");

2. 285,000 Shares (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which Pinnacle has reserved for issuance upon exercise of written stock options previously granted to certain of its employees (including the undersigned) under the 1997 Pinnacle Oil International, Inc. Stock Plan (the "1997 Stock Plan");

3. 520,000 Shares (including additional shares that may be reissued or offered as a result of cancellations of grants, stock splits, stock dividends or similar transactions relating to these shares) which Pinnacle has reserved for issuance with respect to written stock options or stock awards that Pinnacle may prospectively grant to certain of its employees, directors, consultants and advisors
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    under the 1997 Stock Plan; and

4. 1,000,000 Shares (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which Pinnacle has reserved for issuance upon exercise of written options previously granted to certain of its executive officers (Daniel C. Topolinsky and James R. Ehrets) under the 1997 Pinnacle Oil International, Inc. Executive Stock Option Plan (the "1999 Executive Option Plan").

As counsel to Pinnacle in connection with these transactions, I have examined the actions taken, and am familiar with the actions proposed to be taken, in connection with the issuance and sale of the Shares as described above.

Based upon the foregoing, I am of the opinion that, after the Registration Statement becomes effective and after any post-effective amendment required by law as may become applicable is duly completed, filed and becomes effective (such Registration Statement as it finally becomes effective, or, if required to be post-effectively amended, then as it is so amended, is referred to hereinafter as the "Final Registration Statement"), and when the applicable provisions of "blue sky" and other state or provincial securities laws shall have been complied with, and when the Shares are issued and sold in accordance with the Final Registration Statement and pursuant to the terms of the governing Plan and underlying agreement evidencing the grant, the Shares will be legally authorized, fully paid and nonassessable.

I express no opinion as to compliance with "blue sky" or state or provincial securities laws of any state or province in which the Shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares.

Very truly yours,

/s/  John M. Woodbury, Jr.
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John M. Woodbury, Jr.
General Counsel